UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4 to FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Mullan Agritech, Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands

(Address of principal executive offices) (Zip Code)

(86) 157 2473 0926

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Shares, $0.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

ITEM 1. BUSINESS.

Business Development

Mullan Agritech, Inc. (formerly known as China ThermaTech, Inc.) (“we,” “us,” “our,” the “Company” or the “Registrant”) was incorporated in British Virgin Islands on January 31, 2011. Our wholly owned subsidiary, Advanced Environmental Products Limited (“Advanced Environment”) was incorporated in Hong Kong on March 31, 2011.

Since inception, which was January 31, 2011, the Company has not been engaged in organizational efforts and obtaining initial financing to date. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected December 31 as its fiscal year end.

Recent Developments

Corporate Name Change

On August 9, 2013, we change our corporate from name China ThermaTech, Inc. to Mullan Agritech, Inc.

Capital Shares Change

On August 13, 2013, we amended and restated our memorandum of association and articles of association to, among others, change our capital shares by increasing the authorized number of common shares from 80,000,000 to 1,000,000,000, with the same par value $0.001 per share, and creating a class of 1,000,000,000 preferred shares, par value $0.001 per share.

Change in Control

On August 13, 2013, Mr. Hayden Zou, the Company’s prior sole shareholder sold all of his shares of the Company to Mr. Lirong Wang for a total of $200. Concurrent with the change in control, Mr. Haiping Ma resigned from the position of President of the Company and Mr. Hayden Zou resigned from the position of director of the Company. Mr. Lirong Wang was subsequently appointed as President and director of the Company.

Business of Issuer

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a reporting corporation. A private company, by merging with us, will become a reporting company as soon as the merger is consummated. In contrast, a private company, by filing its own registration statement on Form 10, will not typically become reporting until 60 days after the filing of the registration statement on Form 10. In our experience, private companies who are interested in becoming a public company often perceive a vehicle that allows them to become public without waiting time valuable to them. However, a private company, by merging with us, will not gain a shareholder base and the surviving public company after the merger, will be obligated to file a current report on Form 8-K in connection with such a merger that includes information regarding the private company required by Form 10.

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of Lirong Wang, the officer and director of the Registrant. We formed our wholly-owned subsidiary Advanced Environment in Hong Kong to become appealing to any potential target company in Asia where a substantial number of companies are actively seeking business combination opportunities with reporting companies in the United States. As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. The Company’s name is not an indication of the type of a potential business target company. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

1.	Potential for growth, indicated by new technology, anticipated market expansion or new products;

2.	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

3.	Strength and diversity of management, either in place or scheduled for recruitment;

4.	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

5.	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

6.	The extent to which the business opportunity can be advanced;

7.	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

8.	Other relevant factors.

2

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.  We do not intend to solicit prospective investors for any transaction. The Company has not commenced our efforts to locate a merger candidate and will not do so until it clears all comments with the SEC. We do not intend to solicit prospective investors for any transaction. We will rely on word of mouth to locate potential merger candidates.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common shares or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, the stockholders of the Registrant would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, the stockholders of the Registrant may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's director may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Registrant, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.  Regardless the number of shareholders, we intend to provide our shareholders with complete disclosure concerning a possible target entity and its business, including audited financial statements (if available to us) prior to any merger or acquisition.  If the business combination is between a shell company and a private operating company whereby the registrant ceases to be a shell company, a Form 8-K that includes Items 2.01, 5.01, 5.06 and 9.01 will be filed no later than four business days after the consummation of the acquisition and that the Form 8-K will also include for the private operating company all content required by a Form 10 initial registration statement.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

3

We presently have no employees apart from our management. Our officer and director is engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Blank Check Company and Shell Company

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company” that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” As a “blank check” company, if we conduct a public offering of shares that are or to be registered under the Securities Act of 1933, as amended (the “Securities Act”), we are subject to the requirements of Rule 419 promulgated under the Securities Act (the “Rule 419”). Rule 419 requires that, all securities issued in connection with such offering by us and 90% of the gross proceeds (all offering proceeds after deduction cash paid for non-affiliate underwriting commissions, underwriting expenses and dealer allowances) from the offering have to be deposited into an escrow account or a trust account, and the funds held in the escrow or trust account may only be released to us at the same time as or after an acquisition(s) of a business(es) or assets that will constitute our business and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the gross proceeds has consummated pursuant to certain requirements. These requirements include that a post-effect amendment is filed upon execution of an agreement in connection for the acquisition and a sufficient number of purchasers confirm that they elect to remain an investor no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment. If such acquisition(s) has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned to the purchaser within five business days following that date. Among other things, the requirements under Rule 419 means that it may take us a longer period of time and more efforts to complete a business combination pursuant to Rule 419 than a business combination otherwise. Moreover, offerings subject to Rule 419 would prohibit the release of funds held in the escrow or trust account to us and the release of the securities to investors, unless and until the funds were released to us in connection with our consummation of an initial qualified business combination under Rule 419. Before such business combination occurs, because the securities are held in the escrow or trust account, no trading in our securities will occur.

Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

ITEM 1A. RISK FACTORS.

Smaller reporting companies are not required to provide the information required by this item.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a reporting corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We do not currently engage in any business activities that provide cash flow and the Company does not intend to engage in any types of business activities that may provide cash flow for investigating and analyzing business combinations.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	consummating an acquisition.

At this time we do not have the funds to pay for these filings and do not have any written agreement to raise funds to cover these expenses. However, we believe we will be able to meet these costs with funds to be loaned from Lirong Wang, our sole shareholder.  By the verbal agreement with Mr. Lirong Wang on August 2013, he will provide funding to cover the costs of investigating and analyzing business combinations until such time as we undertake a change of control or a reverse merger whereby Mr. Wang will no longer be the controlling shareholder of the Company. We currently have no written contractual agreements in place with Mr. Wang to provide such funding. Until such time as we undertake a change of control or reverse merger, Mr. Wang has agreed to cover costs including, but not limited to, the filing of Exchange Act reports, and consummating an acquisition. At this time we do not have the funds to pay for these filings and do not have any written agreement to raise funds to cover these expenses. If Mr. Wang becomes unable or unwilling to abide by the verbal agreement, the Company will be unable to engage professional services to maintain the filings with the SEC and keep the Company in good standing in the place of incorporation, and will have to discontinue its business.

Once change of control is completed, we anticipate that we will have the ability to cover the costs of investigating and analyzing business combinations with cash flow from operations, and we will no longer require Mr. Wang to cover such costs. We are not currently undertaking any steps to repay Mr. Wang, but the understanding is that he will be repaid when a change of control occurs.

We are in the development stage and have negative working capital, negative stockholders’ equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. The Company has not commenced our efforts to locate a merger candidate and will not do so until it clears all comments with the SEC. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

4

Our officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking companies with no capital and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3. PROPERTIES.

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of October 13, 2014, the number of common shares owned of record and beneficially by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding common shares, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated below, the address of each person listed in the table below is c/o Mullan Agritech, Inc., Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Lirong Wang President and Director	200,000	100%

Changes in Control

The Company’s business plan includes seeking a target company in order to complete a business combination. In connection with such business combination we anticipate that a change of control will occur if and when we engage in a business combination. While management cannot predict the specific nature of the form of the business combination, in the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include information concerning the target company, as required. Additionally, the Company will file a Form 8-K with Form 10 information within four business days of the consummation of a transaction in which the Company ceases to be a shell company. Except as otherwise described herein, to the knowledge of the management of the Company there are currently no arrangements, plans or agreements with respect to a pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

5

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

A.	Identification of Directors and Executive Officers.

Our officer and director and additional information concerning them are as follows:

Name	Age	Position

Lirong Wang	42	President and Director

Lirong Wang, President and Director

Lirong Wang has been the President of Mullan Agritech, Inc. since August 2013. Since December 2006, Mr. Wang has been acting as Chairman and Chief Executive Officer of Shanghai Muliang Industries Co., Ltd., a company in hay production and organic fertilizer production business. From November 2002 to November 2006, Mr. Wang was a general manager of Shanghai Aoke Chemical Products Co., Ltd., which produces zinc stearate, calcium stearate, and calcium zinc complex stabilizer. Mr. Wang received his bachelor degree in storage management from Harbin University of Commerce in 1996.

Although our sole officer and director Mr. Wang holds positions with Shanghai Muliang Industries Co., Ltd., we do not believe that his positions with other businesses present a conflict of interest when evaluating possible merger partners or other businesses we may consider for acquisition in the future. It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain the member of our management for the purpose of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to the member of management will not be a consideration in our decision whether to undertake any proposed transaction

B.	Significant Employees. None.

C.	Family Relationships. None.

D.	Involvement in Certain Legal Proceedings.

To the best of our knowledge, neither of our sole director and executive officer or our promoter and control person (as identified under “Certain Relationships and Related Transactions”) has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

E.	Prior Blank Check Company Experience. None.

6

ITEM 6. EXECUTIVE COMPENSATION

Our sole officer and director has not received any cash remuneration since inception. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our officer and director intends to devote very limited time to our affairs.

Although our sole officer and director Mr. Wang holds positions with other businesses, we do not believe that his positions with other businesses present a conflict of interest when evaluating possible merger partners or other businesses we may consider for acquisition in the future.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain the member of our management for the purpose of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to the member of management will not be a consideration in our decision whether to undertake any proposed transaction.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Lirong Wang President	2013	$0	0	0	0	0	0	$0	$0
	2012	$0	0	0	0	0	0	$0	$0
Haiping Ma Former President	2013	$0	0	0	0	0	0	$0	$0
	2012	$0	0	0	0	0	0	$0	$0

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

7

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related Transactions

On August 13, 2013, Mr. Lirong Wang, our President and director, acquired 200,000 shares or 100% of the Company’s common shares from Mr. Hayden Zou, the Company’s former sole shareholder for a total of $200.

As of June 30, 2014 and December 31, 2013, the Company had a loan payable of $26,756 and $18,531 to Mr. Lirong Wang, the sole officer and director as well as the sole shareholder of the Company. Mr. Wang has orally agreed to loan us the required working capital since August 13, 2013. Such loan/advance is non-interest bearing, unsecured and payable on demand.

Promoters and Certain Control Persons

Mr. Hayden Zou, our former sole stockholder, has advanced certain fees and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and the filing of the Company’s registration statement on Form 10 in an aggregate amount of $5,884. As a result, our former sole stockholder, who participated in the founding and organizing of the Company, may be deemed to be a promoter of the Company.

Director Independence

Our common shares are not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition our sole officer and director, Lirong Wang, would not be considered an independent director.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

ITEM 8. LEGAL PROCEEDINGS.

There are presently no material pending legal proceedings to which the Company, any of its subsidiaries, any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

Our common shares are not trading on any stock exchange. The Company is not aware of any market activity in its common shares since its inception through the date of this filing.

(b) Holders.

As of October 13, 2014, there was one record holder of 200,000 common shares issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

ITEM 10. RECENT SALE OF UNREGISTERED SECURITIES.

On January 31, 2011, we issued 200,000 shares to Hayden Zou for capital contribution of $200.  Such shares were issued pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

These common shares qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) because (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

8

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

(a)	Common Shares.

We are authorized by our memorandum of association and articles of association to issue 1,000,000,000 common shares, par value $0.001 per share (the “Common Shares”) and 1,000,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Shares”). As of this filing, 200,000 Common Shares and no Preferred Shares were issued and outstanding.

All outstanding shares of Common Shares are of the same class and have equal rights and attributes. The holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common shares are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and Memorandum of Association and Articles of Association, copies of which have been filed as exhibits to this Form 10.

(b)	Debt Securities.

None.

(c)	Other Securities To Be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The British Virgin Islands law does not limit the extent to which a company’s memorandum of association and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum of association and articles of association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own dishonesty. We have not entered into indemnification agreements with each of our officers and directors which indemnify such individuals to the extent allowable under the British Virgin Islands law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The financial statements begin on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

9

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 13.

(b) Exhibits.

Exhibit
Number	Description

Exhibit Number	Description
3.1	Certificate of Incorporation*
3.2	Memorandum of Association and Articles of Association*
3.3	Certificate of Change of Name*
3.4	Amended and Restated Memorandum of Association and Articles of Association*

* Previously filed.

10

Mullan Agritech, Inc.

(a development stage company)

CONTENTS

PAGE	F-1

PAGE	F-2	CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

PAGE	F-3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2014 (UNAUDITED) AND 2013 AND FOR THE PERIOD FROM JANUARY 31, 2011 (Inception) to March 31, 2014 (unaudited)

PAGE	F-4	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013 AND FOR THE PERIOD FROM JANUARY 31, 2011 (Inception) to March 31, 2014 (unaudited)

PAGES	F-6 - F-8	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

Mullan Agritech, Inc.

(a development stage company)

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current Assets:	-	-
Cash	$608	$607
Total Assets	$608	$607

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	1,500	5,000
Due to related party	26,756	18,531
Total Current Liabilities	28,256	23,531
STOCKHOLDERS' DEFICIT
Common Stock - par value $0.001; authorized: 80,000,000; shares issued and outstanding: 200,000 shares by June 30, 2014 and December 31, 2013	200	200
Deficit accumulated during the development stage	(27,853)	(23,128)
Accumulated other comprehensive income	5	4
Total Stockholders' Deficit	(27,648)	(22,924)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$608	$607

The accompanying notes are an integral part of these condensed financial statements

F-2

Mullan Agritech Inc.

(a development stage company)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the Six Months Ended June 30, 2014 and 2013, and

Inception (January 31, 2011) through June 30, 2014

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Inception to June 30,
	2014	2013	2014	2013	2014

Operating expenses:

General and administrative expenses	$1,500	$14	$4,725	$1,672	$27,853

Loss before income taxes	(1,500)	(14)	(4,725)	(1,672)	(27,853)

Income taxes	-	-	-	-	-

Net loss	(1,500)	(14)	(4,725)	(1,672)	(27,853)
Other comprehensive income:
Unrealized foreign currency translation adjustment	-	1	1	-	5

Comprehensive income (loss)	$(1,500)	$(13)	$(4,724)	$(1,672)	$(27,848)

Net Loss Per Common Share, Basic & Diluted	$(0.01)	$-	$(0.02)	$(0.01)	-

Weighted Common Shares Outstanding, Basic & Diluted	200,000	200,000	200,000	200,000

The accompanying notes are an integral part of these condensed financial statements.

F-3

Mullan Agritech Inc.

(a development stage company)

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2014 and 2013, and

Inception (January 31, 2011) through June 30, 2014

(Unaudited)

	Six Months Ended June 30,		Inception to June 30,
	2014	2013	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,725)	$(1,672)	$(27,853)
Changes in operating assets and liabilities:
Accounts payable and accrued payables	(3,500)	-	1,500
Total adjustments to net income	(3,500)	-	1,500
Net cash used in operating activities	(8,225)	(1,672)	(26,353)
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash flows provided by investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution from the sole shareholder	-	-	200
Proceeds from due to related party	8,225	1,600	26,756
Net cash provided by financing activities	8,225	1,600	26,956

Effect of exchange rate changes on cash	1	-	5
Net increase (decrease) in cash	1	(72)	608
Cash – beginning of period	607	679	-
Cash – end of period	$608	$607	$608
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

F-4

Mullan Agritech Inc.

(A Development Stage Company)

Note to Consolidated Financial Statements

June 30, 2014 and 2013

(Unaudited)

Note 1 – Organization, Business and Operations

The consolidated financial statements include the financial statements of Mullan Agritech Inc. (a/k/a China ThermaTech, Inc.) (“Mullan”) and its subsidiaries. Mullan and its consolidated subsidiaries are collectively referred to herein as the “Company”, “we” and “us”.

Mullan was incorporated in the British Virgin Island on January 31, 2011 as a limited liability company (a BVI company). It’s wholly owned subsidiary, Advanced Environmental Products Limited (“Advanced Environment”) was incorporated in Hong Kong on March 31, 2011 as a limited liability company.

The Company was formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. It has been in the developmental stage since inception and has no operations to date. It will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock- for-stock exchange or stock-for-assets exchange. In most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that it will be successful in locating or negotiating with any target company.

Activities during the development stage include developing the business plan and raising capital.

On August 9, 2013, we change our corporate from name China ThermaTech, Inc. to Mullan Agritech, Inc.

Note 2 – Development Stage Company

The Company has not generated significant revenues to date; accordingly, the Company is considered a development stage enterprise as defined in Financial Accounting Standards Board No. 7, "Accounting and Reporting for Development Stage Companies." The Company is subject to a number of risks similar to those of other companies in an early stage of development.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

Management acknowledges its responsibility for the preparation of the accompanying consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the years presented. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis differs from that used in the statutory accounts in Hong Kong, which are prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in Hong Kong. All significant intercompany accounts and transactions have been eliminated in consolidation. All necessary adjustments have been made to present the consolidated financial statements in accordance with U.S. GAAP.  The Company’s functional currency is United States Dollars (“USD”). All significant inter-company transactions and balances have been eliminated. The financial statements include all adjustments that, in the opinion of management, are necessary to make the financial statements not misleading.

F-5

Interim Financial Statements

The accompanying consolidated financial statements as of June 30, 2014 and for six months ended June 30, 2014 and 2013 are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the periods presented. Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, The Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the years ended December 31, 2013 and 2012 financial statements. The results of operations for the six month period ended June 30, 2014 and 2013 are not necessarily indicative of the operating results to be expected for the full year ended December 31, 2014, or that have been achieved in the year ended December 31, 2013.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s wholly owned subsidiary, Advanced Environment, is incorporated in Hong Kong. The financial position and results of operations of the subsidiary are determined using the local currency (“Hong Kong Dollar” or “HKD”) as the functional currency.

Translation from HKD into United States dollars (“USD” or “$”) for reporting purposes is performed by translating the results of operations denominated in foreign currency at the weighted average rates of exchange during the reporting periods. Assets and liabilities denominated in foreign currencies at the balance sheet dates are translated at the market rate of exchange in effect at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into USD are reported as a component of accumulated other comprehensive income in shareholders’ equity.

	June 30,		December 31,
	2014	2013	2013
	(Unaudited)	(Unaudited)
Exchange Rate at Period End	US$1=HKD 7.7511	US$1=HKD 7.7557	US$1=HKD 7.7544

Average Exchange rate for the Period	US$1=HKD 7.7557	US$1=HKD 7.7586	US$1=HKD 7.7564

For the six months ended June 30, 2014 and 2013, foreign currency translation adjustments of $1 and $0, respectively, have been reported as comprehensive income in the consolidated statements of operations and comprehensive income.

Cash

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At June 30, 2014 and December 31, 2013, the Company had cash of $608 and $607, respectively.

F-6

Basic and Diluted Loss per Share

The Company reports loss per share in accordance with FASB ASC 260 “Earnings per share”. The Company’s basic earnings per share are computed using the weighted average number of shares outstanding for the periods presented. Diluted earnings per share are computed based on the assumption that any dilutive options or warrants were converted or exercised. Dilution is computed by applying the treasury stock method.  Under this method, the Company’s outstanding stock warrants are assumed to be exercised, and funds thus obtained were assumed to be used to purchase common stock at the average market price during the period. For the six months ended June 30, 2014 and 2013, no dilutive instruments outstanding. However, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents would have been anti-dilutive due to the Company's net loss.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not identify any assets and liabilities that are required to be presented on the condensed consolidated balance sheets at fair value in accordance with the relevant accounting standards.

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Related Party

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management, and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

Note 4 – Loan from Related Party

As of June 30, 2014 and December 31, 2013, the Company had a loan payable of $26,756 and $18,531 to Mr. Lirong Wang, sole shareholder of the Company. This loan does not have interest burden and is due on demand.

Note 5 – Stockholders’ Deficiency

Stock Issued for Services

On January 31, 2011, the Company issued 200,000 shares of common stock to its founders having a fair value of $200 ($0.001/share) for capital contribution.

F-7

On August 13, 2013, Mr. Hayden Zou, the Company’s prior sole shareholder sold all of his shares of the Company to Mr. Lirong Wang for a total of $200. Concurrent with the change in control, Mr. Haiping Ma resigned from the position of President of the Company and Mr. Hayden Zou resigned from the position of a direction of the Company. Mr. Lirong Wang was appointed as a director and President of the Company.

Note 6 – Going Concern

As reflected in the accompanying condensed unaudited financial statements, the Company is in the development stage with limited operations. The Company has a net loss of $27,853 from inception and a working capital deficit and stockholders’ deficiency of $27,648 at June 30, 2014 and used $26,353 cash in operations from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to provide the Company with additional loans as needed and is seeking a merger target to implement its strategic plans. Management feels these actions provide the opportunity for the Company to continue as a going concern.

F-8

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2013 AND 2012

PAGE	F-3	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012, AND FOR THE PERIOD FROM JANUARY 31, 2011 (INCEPTION) TO DECEMBER 31, 2013

PAGE	F-4	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM JANUARY 31, 2011 (INCEPTION) TO DECEMBER 31, 2013

PAGE	F-5	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE PERIOD FROM JANUARY 31, 2011 (INCEPTION) TO DECEMBER 31, 2013

PAGES	F-6 - F-11	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder and Director

Mullan Agritech, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Mullan Agritech, Inc. and Subsidiary (a Development Stage Company) (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive income, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2013 and 2012 and for the period from January 31, 2011 (Inception) through December 31, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mullan Agritech, Inc. and Subsidiary as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 and for the period from January 31, 2011(Inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred significant losses since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans, with respect to these matters are also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

/s/ HHC
Certified Public Accountants

Forest Hills, NY

March 31, 2014

F-1

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current Assets:
Cash	$607	$679
Total Assets	$607	$679

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$5,000	$-
Loan payable – related party	18,531	4,284
Total Liabilities	23,531	4,284

Stockholders’ Deficiency:
Common stock ($0.001 par value, 80,000,000 shares authorized, 200,000 shares issued and outstanding on December 31, 2013 and 2012, respectively)	200	200
Deficit accumulated during the development stage	(23,128)	(3,809)
Accumulated other comprehensive income	4	4
Total Stockholders’ Deficiency	(22,924)	(3,605)
Total Liabilities and Stockholders’ Deficiency	$607	$679

See accompanying notes to consolidated financial statements.

F-2

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Year Ended December 31,		For the Period from January 31, 2011 (Inception) to December
	2013	2012	31, 2013

Operating expenses
General and administrative	$19,319	$1,929	$23,128
Total operating expenses	19,319	1,929	23,128

Loss from operations before income taxes	(19,319)	(1,929)	(23,128)
Provision for income taxes	-	-	-
Net loss	$(19,319)	$(1,929)	$(23,128)

Comprehensive income:
Net loss	$(19,319)	$(1,929)	$(23,128)
Unrealized foreign currency translation adjustment	-	1	4
Comprehensive loss	$(19,319)	$(1,928)	$(23,124)

Basic and diluted weighted average shares	200,000	200,000
Basic and diluted loss per share	$(0.10)	$(0.01)

See accompanying notes to consolidated financial statements.

F-3

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

For the Period from January 31, 2011 (Inception) to December 31, 2013

			Deficit Accumulated	Accumulated Other	Total
	Common Stock		During Development	Comprehensive	Stockholders’
	Share	Amount	Stage	Income	Deficiency
Common stock issued for services to founder ($0.001/share)	200,000	$200	$-	$-	$200
Net loss for the year ended December 31, 2011	-	-	(1,880)	-	(1,880)
Unrealized foreign currency translation adjustment	-	-	-	3	3
Balance, December 31, 2011	200,000	200	(1,880)	3	(1,677)
Net loss for the year ended December 31, 2012	-	-	(1,929)	-	(1,929)
Unrealized foreign currency translation adjustment	-	-	-	1	1
Balance, December 31, 2012	200,000	200	(3,809)	4	(3,605)
Net loss for the year ended December 31, 2013	-	-	(19,319)	-	(19,319)
Balance, December 31, 2013	200,000	$200	$(23,128)	$4	$(22,924)

See accompanying notes to consolidated financial statements.

F-4

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		For the Period from January 31, 2011 (Inception) to December
	2013	2012	31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,319)	$(1,929)	$(23,128)
Changes in operating assets and liabilities:
Accounts payable	5,000	-	5,000
Net cash used in operating activities	(14,319)	(1,929)	(18,128)
CASH FLOWS FROM FINANCING ACTIVITIES
Contribution of capital by principal stockholder	-	-	200
Proceeds from loan payable – related party	14,247	1,600	18,531
Net cash provided by financing activities	14,247	1,600	18,731
EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	1	4
NET DECREASE IN CASH	(72)	(328)	607
CASH, BEGINNING OF YEAR	679	1,007	-
CASH, END OF YEAR	$607	$679	$607

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest expense paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to consolidated financial statements.

F-5

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012

NOTE 1—ORGANIZATION, BUSINESS AND OPERATIONS

The consolidated financial statements include the financial statements of Mullan Agritech, Inc. (f/k/a China ThermaTech, Inc.) (a development stage company) (the “Mullan”) and its subsidiary. Mullan and its consolidated subsidiary are collectively referred to herein as the “Company”, “we” and “us”.

On August 9, 2013, the Company changed its name from China ThermaTech, Inc. to Mullan Agritech, Inc.

Mullan was incorporated in the British Virgin Island on January 31, 2011 as a limited liability company (a BVI company). It’s wholly owned subsidiary, Advanced Environmental Products Limited (“Advanced Environment”) was incorporated in Hong Kong on March 31, 2011 as a limited liability company.

The Company was formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. It has been in the developmental stage since inception and has no operations to date. It will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock- for-stock exchange or stock-for-assets exchange. In most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that it will be successful in locating or negotiating with any target company.

Activities during the development stage include developing the business plan and raising capital.

NOTE 2—DEVELOPMENT STAGE COMPANY

The Company has not generated significant revenues to date; accordingly, the Company is considered a development stage enterprise as defined in the Accounting Standards Codification (“ASC”) 915, "Development Stage Entities", issued by the Financial Accounting Standards Board (“FASB.”) The Company is subject to a number of risks similar to those of other companies in an early stage of development.

F-6

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Management acknowledges its responsibility for the preparation of the accompanying consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the years presented. The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis differs from that used in the statutory accounts in Hong Kong, which are prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in Hong Kong. All significant intercompany accounts and transactions have been eliminated in consolidation.

All necessary adjustments have been made to present the consolidated financial statements in accordance with U.S. GAAP. The Company’s functional currency is United States Dollars (“USD”). All significant inter-company transactions and balances have been eliminated. The financial statements include all adjustments that, in the opinion of management, are necessary to make the financial statements not misleading.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

F-7

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The Company’s wholly owned subsidiary, Advanced Environment, is incorporated in Hong Kong. The financial position and results of operations of the subsidiary are determined using the local currency (“Hong Kong Dollar” or “HKD”) as the functional currency.

Translation from HKD into United States dollars (“USD” or “$”) for reporting purposes is performed by translating the results of operations denominated in foreign currency at the weighted average rates of exchange during the reporting periods. Assets and liabilities denominated in foreign currencies at the balance sheet dates are translated at the market rate of exchange in effect at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into USD are reported as a component of accumulated other comprehensive income in shareholders’ equity.

	December 31,
	2013	2012

Exchange Rate at Period End	US$1=HKD 7.7544	US$1=HKD 7.7509

Average Exchange rate for the Period	US$1=HKD 7.7564	US$1=HKD 7.7567

For the years ended December 31, 2013 and 2012, foreign currency translation adjustments of $0 and $1, respectively, have been reported as comprehensive (loss) or income in the consolidated statements of operations and comprehensive income.

Cash

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and 2012, the Company had cash of $607 and $679, respectively.

F-8

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

	For the Year Ended December 31,
	2013	2012
Expected income tax recovery (expense) at the statutory rate of 34%	$(6,568)	$(656)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	-	-
Change in valuation allowance	6,568	656
Provision for income taxes	$-	$-

The components of deferred income taxes are as follow:

	For the Year Ended December 31,
	2013	2012
Deferred income tax asset:
Net operating loss carry forwards	$7,863	$1,295
Valuation allowance	(7,863)	(1,295)
Deferred income taxes	$-	$-

As of December 31, 2013, the Company has a net operating loss carryforward of $23,128 available to offset future taxable income through 2033. The increases in the valuation allowance at December 31, 2013 and 2012 were $6,568 and $656, respectively.

Basic and Diluted Loss per Share

The Company reports loss per share in accordance with FASB ASC 260 “Earnings per share”. The Company’s basic earnings per share are computed using the weighted average number of shares outstanding for the periods presented. Diluted earnings per share are computed based on the assumption that any dilutive options or warrants were converted or exercised. Dilution is computed by applying the treasury stock method.  Under this method, the Company’s outstanding stock warrants are assumed to be exercised, and funds thus obtained were assumed to be used to purchase common stock at the average market price during the period. There were no dilutive instruments outstanding during the years ended December 31, 2013 and 2012. However, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents would have been anti-dilutive due to the Company's net loss.

F-9

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not identify any assets and liabilities that are required to be presented on the condensed consolidated balance sheets at fair value in accordance with the relevant accounting standards.

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 4—LOAN PAYABLE – RELATED PARTY

As of December 31, 2013 and 2012, the Company had an outstanding loan payable of $18,531 and $4,284, respectively, to Mr. Lirong Wang, sole shareholder of the Company. This loan did not have interest burden and due on demand.

F-10

Mullan Agritech, Inc.

(f/k/a China ThermaTech, Inc.)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013 and 2012

NOTE 5—STOCKHOLDERS’ DEFICIENCY

Stock Issued for Services

On January 31, 2011, the Company issued 200,000 shares of common stock to its founders having a fair value of $200 ($0.001/share) for capital contribution.

On August 13, 2013, Mr. Hayden Zou, the Company’s prior sole shareholder sold all of his shares of the Company to Mr. Lirong Wang for a total of $200. Concurrent with the change in control, Mr. Haiping Ma resigned from the position of President of the Company and Mr. Hayden Zou resigned from the position of a direction of the Company. Mr. Lirong Wang was appointed as a director and President of the Company.

NOTE 6—GOING CONCERN

As reflected in the accompanying condensed unaudited financial statements, the Company is in the development stage with limited operations. The Company has a net loss of $23,128 from inception and a working capital deficit and stockholders’ deficiency of $22,924 at December 31, 2013 and used $18,128 cash in operations from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to provide the Company with additional loans as needed and is seeking a merger target to implement its strategic plans. Management feels these actions provide the opportunity for the Company to continue as a going concern.

F-11

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MULLAN AGRITECH, INC.

October 13, 2014	By:	/s/Lirong Wang
Name: Lirong Wang Title: President